UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Cabot Retirement Savings Plan
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On December 19, 2006, the Audit Committee of the Board of Directors of Cabot Corporation ("Cabot") approved the dismissal of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm for the Cabot Corporation Retirement Savings Plan (the "Plan") and appointed Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm for the Plan’s fiscal year ending December 31, 2006.

The reports of PwC on the Plan’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2005 and 2004, and through December 19, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Plan’s financial statements for such years. In addition, no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Plan’s fiscal years ended December 31, 2005 and 2004, and through December 19, 2006.

During the fiscal years ended December 31, 2005 and 2004, and through December 19, 2006, neither the Plan nor anyone on its behalf consulted with D&T regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Plan has provided PwC with a copy of the above disclosure and requested that PwC furnish the Plan with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter, dated December 22, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Retirement Savings Plan

December 22, 2006	By:	Jonathan P. Mason

Name: Jonathan P. Mason
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP dated December 22, 2006